Exhibit 10.1

TAYLOR TDS FIVE (5) WELL PROGRAM

OPERATING AGREEMENT

TAYLOR TDS FIVE (S) WELL PROGRAM

OPERATING AGREEMENT

    THIS OPERATING AGREEMENT (the "Agreement"), entered into as of the 4th day of March, 2010, between Boardman Energy Partners, LLC, a Limited liability Company (the "Company") hereafter sometimes designated as
"Operator," and Alamo Energy Corporation, ("Participant" or "Alamo") with principal business located at 10497 Town & Country Way, Suite 130, Houston, TJ( 77024, executing a counterpart of this Agreement below.

RECITALS

    WHEREAS, the Operator is contracting to drill the proposed Taylor TDS Five Well Program (S Wells subject to a "Dry Hole Provision") (the "Wells") on a location to be selected by the Operator on a the H. V. Taylor Lease in the Middle Eastern Section of the Gradyville Quadrangle, Adair County, Kentucky, and therefore explore and develop the location for oil and gas;

    WHEREAS, this Agreement is being made contemporaneously with the purchase by the Participant executing this counterpart of the Agreement ("lnvEstor") of the number of Units set out below, on a Turnkey basis, pursuant to that certain Confidential Private Placement Memorandum prepared for the Well or Wells (the "Memorandum"); and

    WHEREAS, each other investor will likewise execute a counterpart of this Agreement, and, as used herein, the words "party" or "parties" shall mean Operator, and all such investors, including Investor. Parties shall sometimes be referred to as ;'ie' or "they/, whether the parties be corporate entities, Companies, associations or individuals;
and

    WHEREAS, Participants have agreed to explore and develop the Well(s) for oil and gas to the extent and as hereinafter provided:

    NOW THEREFORE, in consideration of the mutual promises herein stated, the parties hereby agree as follows:

Section 1. DEFINITIONS

    As used in this Agreement, the following words and terms shall have the meanings set forth below. Any capitalized terms used herein and not otherwise defined shall have the meanings given in the Memorandum:

(a) Commercial Quantities. The amount of production of Products which an ordinarily prudent person experienced in oil and gas exploration and production would, taking into consideration all pertinent surrounding facts and circumstances, deem sufficient to yield a return in excess of Lease Operating Costs, even if Drilling and Completion Costs may never be repaid.

(b) Commercial Well. A well with sufficient production revenue to cover operating expenses without regard to original drilling, equipping and completion costs.

(c) Completing and Equipping Costs. The cost of preparing and equipping the Well for possible extraction of Products.With respect to oil, such costs also include the cost of storage tanks and related lines and connections. With respect to gas, such costs may also include the cost of constructing or connecting electrical lines or gathering lines to, but not beyond, the boundary line of the Prospect. Such costs may also indude plugging costs prior to any sale of Products, and will also indude all general and administrative costs allocated by the Company to the Participants.

(d) Drilling and Testing Costs. These costs indude the cost of (1) drilling and testing the Well(s), (2) conducting such Drill Stem Tests as the Company deems advisable, (3) plugging the Well If completion is not attempted; and (4)
general and administrative costs allocated by the Company.

(e) Drill Stem Test. The test of the producing capabilities within a geological zone through the use of special tools mounted on the drill stem.

(f) Dry Hole Provision (DHP). In the event, that two (2) wells drilled in the Taylor TDS Five (S) Well Program are deemed to be non~productive as defined in Sec. 1 of this agreement "Commercial Well", the Operator will drill or caused to be drilled one (1) additional well equal to the "maximum depth" of the wells as defined within the Confidential Private Placement Memorandum. The DHP well will offset the best producing well on the Taylor leasehold, as so long as its locations is within the boundaries of the Taylor leasehold and in compliance with KGS spacing rules.

(g) Equipment. All oil field supplies and personal property acquired for use on the Prospect. "Materials" is synonymous with (/Equipment."

(h) Lease. The certain oil and gas lease the H. V. Taylor Lease in the Middle Eastern Section of the Gradyville Quadrangle, Adair County, Kentucky pursuant to which the Participants shall earn the right to be assigned the
Working Interest in the Well.

(I) Maximum Depth. The anticipated total measured depth of the Well is approximately 2,000 feet, more or less, a depth suitable to test the Knox Formation or first Oil producing formation.

(j) Net Operating Revenues. These are the amounts payable to the Working Interest owners based upon the portion of the proceeds of the sale of Products allocated to the Owners of the Working Interest in the Well in accordance with their respective revenue interests, after payment of severance taxes applicable to the sale of such portion of the Products and all Operating Costs.

(k) Net Revenue Interest. The interest, expressed as a percentage, in the proceeds ofthe sale of Products.

(I) Objective Formation(s). The Objective Formation(s), or the formation(s) from which production, if any, is likely to occur as a result of Operations, is (are) that formation known as the Murfreesboro and Knox.

(1) Operating Costs. All costs associated with Operations after production begins.

(m) Participants. Includes all Investors in Units.

(n) Payout. That point in time when there shall have been paid to, or for the account of, Participants (and any other Working Interest owners), proceeds from the sale of Products produced in an amount equal to all Program Costs and severance taxes incurred by them in generating such proceeds.

(o) Products. All oil, gas and other mineral products produced from the Well. The term "oil and gas" shall include oil, gas, casinghead gas, gas condensate, and all other liquid or gaseous hydrocarbons, unless intent to limit the inclusiveness of this term is specifically stated in the Lease.

(p) Production in Paying Quantities. Production of Products from a well in quantities sufficient to generate revenues in excess of Operating Costs associated with the well.

(q) Program Costs. Expenses, Overhead and Costs as defined in the Memorandum.

(r) Prospect. "Prospect" shall mean a set of geological conditions where an accumulation of porous, permeable limestone and dolomite could occur within the Granville, Lexington, Stones River, Murfreesboro and Knox
Formations on the Southern portion of the Gradyville Oil Field where gas and/or oil are structurally or stratigraphically trapped in a reservoir. The "Prospect" is about 7 miles southwest of Columbia in Adair County, Kentucky. For more details on the "Prospect", see the Geological Report, Exhibit "A" to the Memorandum.

(s) Unit. A unit of ownership interest in the Working Interest available to Participants in this Program.

(t) Well. The proposed Taylor TDS Well No.1, 2, 3, 4 & S to be drilled and operated pursuant to this Agreement, and where the context permits, any welJ(s) drilled at the election of the Company in replacement of or in lieu of the Well.

(u) Wellbore. The hole extending from the surface of the earth to the Maximum Depth of the Well, including all casing set in the hole for the purpose of completing the Well as a Commercial Well.

(v) Working Interest. The operating interest under the Lease entitling the holder to conduct drilling operations on the Well. The Working Interest is limited to an interest in the Wellbore of the Well. The Working Interest bears all
Operating Costs after production commences.

Section 2. INTEREST OF PARTIES

    Participants shall receive up to 50% of the Working Interest after Completion and up to 37.5% of the Net Revenue Interest in the Well after Completion if all Units are sold. Each Unit entitles the holder thereof to 2.0% of the Working Interest and 1.5% of the Net Revenue Interest in the Well after Completion. Unless otherwise herein specifically provided, all costs and liabilities incurred under this Agreement attributable to the Participant share of the working interest shall be borne and paid by the Participants, and all Equipment and Material acquired for completion and after completion shall become property of, and therefore owned, by the Participants. All production of Products from the Well or Wells, subject to the prior payment of royalties, shall also be owned by the Participants.

Section 3. OPERATOR OF UNIT

    The Company shall be the Operator and shall conduct and direct and have full control of all Operations on the Well as permitted and required by, and within the limits of, this Agreement. Operator shall conduct all such operations with due diligence and care and in a good and workmanlike manner, but it shall have no liability as Operator to the other parties for losses sustained, or liabilities incurred, except such as may result from gross negligence or from breach of the provisions of this Agreement. The number of employees and their selection, and the hours of labor and the compensation for services performed, shall be determined by Operator. Except for bona fide contract services and bona fide third party professional consultant services, all employees shall be the employees of Operator.

    The Operator shall furnish all labor, equipment, appliances, materials, supplies and third-party services, of whatever character necessary or proper to fulfill its obligations pursuant to the terms of this Agreement, as contemplated by the terms and prOVisions hereof, and shall indemnify and hold Participants harmless with respect to all such costs and expenses. Operator shall provide a competent superintendent to supervise all work and shall employ only such drilling practices and techniques as shall be considered reasonable within the industry. Operator shall keep an accurate record of the work performed and formations drilled on a drilling report form, a legible copy of which shall be furnished to Participants on request. Operator agrees to protect, indemnify and save harmless Participants from any and all claims, demands and causes of action in favor of operators, employees or thirdparties on account of personal injuries or deaths, or on the account of property damages arising out of work to be performed by Operator hereunder and resulting from the negligent act or omissions of Operator's agents, employees and subcontractors.

Section 4. DRILLING AND TESTING THE WELL

    As soon as is reasonably practicable after the date hereof, the Operator shall commence, or cause to be commenced, the drilling and testing of the Well for gas and oil, at the location on the Prospect selected by the Operator, and shall thereafter continue with due diligence to the Maximum Depth, or to such lesser or greater depth as Operator, acting in its sole discretion, shall determine as appropriate in order to reach the Objective Formation. The Operator shall perform all service work required to prepare the Drillsite and, after completion of Operations, to clean up the location.

    As full and complete consideration for drilling and testing the Well in addition to all labor, services, materials and equipment furnished by Operator to Participants pursuant to this Agreement, and for costs associated with the acquisition of the Lease, Participants shall each pay to Operator, on a Turnkey basis, the sum of $40,541 per Unit, which sum does not include Organization and Offering Expenses of $2,411 Operator shall be entitled to retain all sums paid regardless of the depth reached.

    In the event that the Well is lost at any depth by reason of any accident or casualty, or igneous rock or other impenetrable substances are encountered, or loss of circulation or other conditions render further drilling impracticable by methods currently in general use in the oil and gas industry, the Operator shall, in its sale discretion:

(a) Commence an additional well on the Prospect, in replacement of the Well, within 30 days after loss of the Well; or

(b) Plug the Well.

    The Operator shall only be required to test and produce from the Objective Formation. However, the Operator may, in its sole discretion, make tests of all formations encountered during drilling which give indication of containing oil and gas in quantities sufficient to test. In the event the Objective Formation is deemed to be noncommercial, the Operator, at its sole discretion, may elect a Completion in other formations encountered. The
Participants will own their respective Working Interest in any other formation tested in the Wellbore and subsequently completed as a producer of oil or gas. To the extent, however, that the Well produces Products from any formation encountered after the Well is completed, and thereafter ceases production from such formation, the additional completion of any other formation tested during the drilling phase shall be deemed Subsequent
Operations and be governed by Section 10 of this Agreement.

Section 5. COMPLETING AND EQUIPPING THE WELL

    Completion activities shall be conducted if, in Operator's sole judgment, such activities are deemed necessary. Operator shall cause such work to be performed as it deems appropriate to obtain production from the Well during the Completion phase, including the installation of such equipment as may be required or the employment of Completion processes which Operator deems appropriate under the circumstances.

Section 6. OPERATING COSTS

    All Operating Costs will be paid by the Participants according to their respective proportionate shares of Working Interest as evidenced by the Units each acquired. Except as otherwise specifically provided, Operator shall promptly pay and discharge all Operating Costs, and any other costs incurred in the development of the Well(s) and shall charge each of the Participants hereto with their respective proportionate shares upon the cost and expense basis provided in the Accounting Procedure more particularly described in Exhibit "1" attached to this operating agreement. If any provision of Exhibit "1" should be inconsistent with any provision contained in the body of this Agreement, the provisions in the body of this Agreement shall prevail. Each of the parties hereby appoints the Company (the "Agent") as Agent for receiving and disbursing the proceeds of the sale of Products produced from the Well. All proceeds of the sale of Products produced from the Well for the account of any party shall be deposited with the Agent. Operator will advise the Agent of the mailing address of Investor and the extent of Investor's interest in the Well. The Operator shall from time to time provide the Agent with an itemized statement of Operating Costs incurred and remaining unpaid, together with an invoice therefore. The Agent shall, to the extent funds are then held by it for the account of a party, pay to Operator its proportionate share of such statement within fifteen (15) days after such statement and invoice is received by the Agent. In addition to any common law right of offset, and to the extent not prohibited or limited by applicable law, the Agent is specifically authorized to offset funds held for the account of a specific party against any obligations of such party to the Agent, the Operator or the Company. The Agent shall, on or before the twenty-fifth day of each month, pay to each party all funds held on deposit by the Agent for the account of each party, after deducting an amount equal to such party's proportionate share of any invoice of the Operator theretofore delivered to the Agent by the Operator as above provided and remaining unpaid. In the event at any time and from time to time funds held on deposit by the Agent for the account of any party pursuant hereto are insufficient to pay such party's proportionate share of any invoice of the Operator theretofore delivered to the Agent by the Operator as above provided, Operator may forward directly to such a party a statement and invoice for such unpaid amount, which shall thereupon be due and payable on or before twenty-five (25) days after the date such invoice and statement has been mailed by Operator. if any party fails to pay such statement within said time, the amount due shall bear interest at the rate of fifteen percent (15%) per annum until paid.

Section 7. OPERATOR'S LIEN

   Operator is hereby granted, to the extent allowed by applicable state law, a first and preferred lien on the interest of each party covered by this Agreement, and in each party's interest in Products produced from the Well and the proceeds thereof, and upon each party's interest in Equipment, to secure the payment of all sums due from each such party to Operator. In the event a party fails to pay any amount owing by it to Operator as its share of such costs and expenses within the time limit for payment thereof, Operator, without prejudice to other existing remedies, is authorized at its election, to collect from the purchaser or purchasers of Products produced from the
Well the proceeds accruing to the Working Interest in the Well of the delinquent party up to the amount owing by such party, and each purchaser of oil or gas is authorized to rely upon Operators statement as to the amount owing by such party.

Section 8. TERM OF AGREEMENT

   This Agreement shall remain in full force and effect for as long as the lease or contractual working interest covering the Well remain or are continued in force as to any part thereof, whether by production, extension, renewal or otherwise; provided, however, that in the event either Weli is a dry hole and is plugged and abandoned, this Agreement shall terminate. It is agreed, however, that the termination of this Agreement shall not relieve any party hereto from any liabiiity which has accrued prior to the date of such termination.

Section 9. LIMITATION ON EXPENDITURES

    Provided the cost of any single project is reasonably estimated to require an expenditure of less than $1,500 per Unit, Operator is authorized to undertake such projects as Operator deems to be in the best interests of the owners of the Working Interest. If, however, the cost of any single project is reasonably estimated to require an expenditure of $1,500 per Unit or more, Operator shali obtain the consent of Participants hoiding a majority of the
Units prior to commencing work on such project; provided, however, that in case of explosion, fire, flood, or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency and to safeguard life and property, but Operator shall, as promptly as possible, furnish copies of its "Authority for Expenditures" for any single project costing in excess of $1,500 per Unit.

Section 10. OPERATIONS BY LESS THAN ALL PARTIES

    If a project (other than the drilling of a well pursuant to Section 22) requires the consent of Participants holding a majority of the Units, Operator shall give the owners of the Working Interest written notice of the proposed project, specifying the work to be performed, the location, proposed depth, objective formation and the estimated cost of the project. The parties receiving such a notice shall have thirty (30) days (except as to reworking where a drilling rig is on location, the period shali be limited to forty-eight (48) hours exclusive of Saturday or Sunday) after receipt of the notice within which to notify the Operator whether they eiect to participate in the cost of the proposed project. Failure of a party receiving such a notice to so reply to it within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed project. If the required consent is obtained, the project shali be commenced. If the required consent is not obtained, the project shall not be commenced; provided, however, if the subject Well is not then producing Products in Paying Quantities and the Operator does not reasonably believe the subject Well will produce Products in Paying Quantities absent performing the project, Operator may, in its sole discretion, plug and abandon such Well and invoice the owners of the Working interest for the costs and expenses of plugging and abandoning such Well.

    If any party receiving a notice with respect to a project elects not to participate in the proposed project (such party or parties hereinafter referred to as /lNon-Consenting Party") and the required approval is obtained for commencing work on the project, then in order to be entitled to the benefits of this Section, the Operator and such other parties as shall elect to participate in the project (all such parties being hereafter referred to as the "Consenting Parties") shail, within thirty (30) days after the expiration of the notice period of thirty (30) days (or as promptly as possible after the expiration of the 48-hour period where the drilling rig is on location, as the case may be) actuaily commence work on the proposed project and complete it with due diligence.

    The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions that their respective interests in the Working Interest bear to the total interests in the Working Interest of all Consenting Parties. Consenting Parties shail keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, the Operator shall plug and abandon the Well at the sole cost, risk and expense of the Consenting Parties. If any operation conducted under the provisions of this Section results in production of Products in Commercial Quantities, the Operator shail complete and equip the Well or continue operation of the Well, as the case may be, at the sale cost and risk of the Consenting Parties, and the Well shall then be operated by it at the expense and for the account of the Consenting Parties. Upon commencement of operations for the reworking of the Well by Consenting Parties in accordance with the provisions of this Section, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests (subject to any Operator's lien under Section 7), all of such Non-Consenting Party's interest in the Well, its leasehold operating rights, and share of production therefrom, until the proceeds or market value thereof (after deducting production taxes, royalty, overriding royalty and other interests payable out of or measured by the production from the Well accruing with respect to such interest until it reverts) shall equal the total of the following:

(a)     100% of each such Non-Consenting Party's share of the project cost of any newly acquired surface Equipment beyond the well head connections (including, but not limited to, stock tanks, separators, treaters, pumping equipment and pipingL plus 100% of each such Non-Consenting Party's share of the cost of operation of the Well commencing with first production and continuing until each such Non-Consenting Party's relinquished interest shall revert to it under other provisions of this Section, it being agreed that each Non-Consenting Party's share of such costs and equipment will be that interest which would have been chargeable to each NonConsenting
Party had it participated in the Well from the beginning of the project: and

(b)     400% of that portion of the project costs and expenses of reworking, testing and completing, and 400% of that portion of the project cost of newly acquired Equipment in the Well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

    In the case of any reworking operations, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing, and other equipment in the Well, but the ownership of all such equipment shall remain unchanged:
and upon abandonment of the Well after such reworking operations the Consenting Parties shall account for all such Equipment to the owners thereof, with each party receiving its proportionate part in kind or in value.

    Within sixty (60) days after the completion of any operation under this section, the Operator shall furnish each Non-Consenting Party with an inventory of the EqUipment in and connected to the Well, and an itemized statement of the cost of reworking, testing, completing and equipping the Well for production; or, at its option, the Operator, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the Consenting Parties shall furnish the Non-Consenting Party with an itemized statement of all costs and liabilities incurred in the operation of the Well, together with a statement of the quantity of Products produced from it and the amount of proceeds realized from the sale of the Products produced from it during the preceding month. Any amount realized from the sale or other disposition of Equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated herein shall be credited against the total unreturned costs of the work done and of the Equipment purchased, in determining when the interest of such Non-Consenting Party shall revert to it as above provided; if there is a credit balance, it shall be paid to such Non-Consenting Party.

    If and when the Consenting Parties recover, from a Non-Consenting Party's relinquished interest, the amount provided for above, the relinquished interests of such Non-Consenting party shail automatically revert to it and from and after such reversion such Non-Consenting Party shall own the same interest in the Well, the operating rights and working interest therein, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have owned had it participated in the reworking of the Well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of the Well in accordance with the terms of this Agreement and the Accounting Procedure schedule attached as an Exhibit "1" hereto.

    All operations conducted pursuant to this Section 10 shall be conducted on a competitive contract basis at the usual rates prevailing in the area. The Operator may, if it so desires, employ its own tools and equipment at the prevailing rates in the field, and the rate of such charges shall be agreed upon by the Consenting Parties in writing before operations are commenced, and such work shall be performed by the Operator under the same terms and conditions as shall be customary and usual in the field in contracts of independent contractors who are doing work of similar nature.

    The provisions of this Section 10 shall have no application whatsoever to the drilling of any initial test well, but shall apply to a well only after it has been drilled to the Objective Formation and completed as a Commercial Well, and thereafter proves to be incapable of producing Products in Commercial Quantities.

Section 11. RIGHT TO TAKE PRODUCTION IN KIND

    Each party shall have the right take in kind, but not the obligation to take in kind, or separately dispose of its proportionate share of all Products produced from the Well or wells as the case maybe, exclusive of Products which may be used in development and producing operations and in preparing and treating oil for marketing purposes and Products unavoidably lost. If in exercising such right to take production in kind, each Party shall pay or deliver, or cause to be paid or delivered, all royalties, overriding royalties, or other payments due on its share of such production, and shall hold the other parties free from any liability therefore. Any extra expenditure incurred in the taking in kind or the separate disposition by any party of its proportionate share of the production shall be borne by such party. In the event any party shall fail to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Products produced from a Well or Wells, Operator shall have the right, subject to revocation at will by the party owning it, but not the obligation, to purchase such oil or sell it to others for the time being, at not less than the market price prevailing in the area, which shall in no event be less than the price which Operator receives for its portion of the oil produced from the Well. Any such purchase or sale by Operator shall be subject always to the right of the owners of the production to exercise at any time its right to take in kind or separately delivered to a purchaser its share of the production. Notwithstanding the foregoing, Operator shall not make a sale into interstate commerce of any other partvs share of oil production without first giving such other party thirty (30) days notice of such intended sale.

Section 12. ACCESS TO WELL

    Each party shall have access to the site of the Well or wells, which ever the case may be at ali reasonable times, at its sale risk to inspect or observe operations, and shall have access at reasonable times to information pertaining to the development or operation thereof, including Operator's engineering records relating thereto. Operator shall, upon request, furnish each of the other parties with copies of all drilling reports, well logs, tank tables, daily gauge and run tickets and reports of stock on hand on the first day of each month, and shall make available samples of any cores or cuttings taken from the well or wells.

Section 13. ABANDONMENT OF THE WELLS

    The Well or Wells, as well as any other wells drilled for the joint account of the parties on the Prospect, including any well reworked pursuant to Section 10, may be plugged and abandoned if, in the business judgment of the Operator, the Well is not capable of producing Products in Paying Quantities.

Section 14. DELAY RENTALS AND SHUT-IN WELL PAYMENT

    Operator may pay, but shall not be obligated to pay, all delay rentals and shut-in payment which may be required under the terms of the Lease. The amount of such payment shall be charged by Operator to the joint account of the parties and treated in all respects the same as costs incurred in the development and operation of the Well.

Section 15. RESIGNATION OF OPERATOR

    Operator may resign from its duties and obligations as Operator at any time upon written notice of not less than ninety (90) days given to all other parties to this Agreement. In this case, all parties to this Agreement shall select by majority vote in interest, not in numbers, a new Operator who shall assume the responsibilities and duties, and have the rights, prescribed by Operator by this Agreement. The retiring Operator shall deliver to its successor all records and information necessary to the discharge by the new Operator of its duties and obligations.

Section 16. LIABILITY OF PARTIES

    The liability of the parties shail be several, not joint or collective, unless joint or collective liability shall be imposed by operation of applicable laws. Subject to the foregoing, each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Well. Accordingly, the lien granted by each party to Operator in Section 7 is subject to the applicable laws permitting such a lien and is given to secure only the debts of each severally. It is not the intention of the parties to create, nor shll this Agreement be construed as creating, a mining or other Company or association, or to render them liabie as partners.

Section 17. PROVISION CONCERNING TAXATION

    Each of the parties hereto elects, under the authority of Section 761{a) of the Internal Revenue Code of 1986, as amended (the "Code"), to be excluded from the application of all of the provisions of Subchapter K of Chapter 1 of Subtitle A of the Code. If the income tax laws of the state or states in which the property covered hereby is located contain, or may hereafter contain, provisions similar to those contained in Subchapter K of the Code above referred to under which a similar election is permitted, each of parties agrees that such election shall be exercised. Each party authorizes and directs the Operator to execute such an election or elections on its behalf and to file the election with proper governmental office or agency. If requested by the Operator to do so, each party agrees to execute and Join in such an election. Operator shall render ad valorem taxation on all property subject to this
Agreement which by law shouid be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Operator shall bill all other parties for their proportionate share of all tax payments in the manner provided in Exhibit 1/11/ attached hereto. If any tax assessment is considered unreasonable by Operator, it may at its discretion protest such valuation within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. When any such protested vaiuation shall have been finaily determined, Operator shall pay the assessment for the joint account, together with interest and penaity accrued, and the total cost shall then be assessed against the parties, and be paid by them as provided in Exhibit "1" attached hereto.

Section 18. INSURANCE

   At all times while operations are being conducted hereunder, Operator shall comply with the Workmen's Compensation Laws of the state where the operations are located and being conducted. Operator shall require all subcontractors engaged in work on or for the Well or Wells to comply with the Workmen's Compensation Laws of the state wherein the operations are being conducted and to maintain such other insurance as Operator may require. Operator shall maintain at Operator's expense, with an insurance company or companies authorized to do business in the state where the Well or Wells shall be drilled, such insurance coverage with respect to workmen's compensation and comprehensive general liability and property damage insurance as shall be usual and customary within the drilling industry, as determined in the sole discretion of the Operator. The insurance and indemnity provisions which shall govern the conduct of operations are set forth in Exhibit "2" to this Agreement.

Section 19. CLAIMS AND LAWSUITS

    If any party to this Agreement is sued on an alleged cause of action arising out of operations on the Well, or on an alleged cause of action involving title to the lease or contractual working interest, it shall give prompt written notice of the suit to the Operator and ali other parties to this Agreement. The defense of all lawsuits shall be under the general direction of a committee of lawyers representing the parties, with Operators attorney acting as Chairman. Suits may be settled during litigation only with the joint consent of all parties. All expenses incurred in the defense of suits, together with the amount paid to discharge any final judgment, shall be considered costs of operation and shall be charged to and paid by all parties in proportion to their interests in the Well. Damage claims caused by and arising out of operations of the Well, conducted for the joint account of all parties, shall be handled by Operator and its attorney. The settlement of claims of this kind shali be within the discretion of Operator so long as the amount paid in settlement of anyone claim does not exceed One Thousand Doliars ($1,000.00) and, if settled, the sums paid in settlement shall be charged as expense to and be paid by all parties in proportion to their then working interest in the Well.

Section 20. FORCE MAJEURE

    The term "force majeure" as here employed shall mean an act of God, strike, lockout, or other industrial disturbance, act of the Public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental restraint, unavailability of equipment and any other cause, whether of the kind specificaliy enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension. If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than the obligation to make money payments, that party shall give to all parties prompt written notice of the force majeure with reasonable full particulars concerning it thereupon, the obligation of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but not longer than, the continuance of the force majeure. The affected party shall use all possible diligence to remove the force majeure as quickly as possible. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled is entirely within the discretion of the party concerned.

Section 21. NOTICES

    All notices authorized or required between the parties, and required by any of the provisions of this Agreement, shall, unless otherwise specifically provided, be given in writing by United States mail, overnight courier or Western Union Telegram, postage or charges prepaid or by facsimile transmission and addressed to the party to whom the notice is given at the address set out below. Except as otherwise herein specifically provided, the originating notice to be given under any provision hereof shall be deemed given only when received by the party to whom such notice is directed and the time for such party to give any notice in response thereto shall run from the date the originating notice is received. The second or any responsive notice shall be deemed given when deposited in the United States mail or with the Western Union Telegraph Company, with postage or charges prepaid. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties. When time is of the essence, such as when a drilling rig is on location, notice may also be given by electronic mail when an immediate response is required of the Participant.

Section 22. THE DRILLING OF OTHER WELLS ON THE PROSPECT

    It is possible that information obtained from the drliling and completion of the Well or Wells may provide the Company with geological and/or reservoir engineering information which will indicate that the drilling of one or more wells ("Additional Well or Wells") in the same Prospect wlil be desirable. Alamo Energy Corporation, a Participant in this Program, wlil have right to participate with the Company in the drliling of such Additional Well or
Wells. However, if the Company elects to sponsor the drilling of an Additionai Well as part of a future program, the Company, shall be obligation to, offer to Alamo the opportunity to participate in the drilling of such Additional
Well or Wells, insofar and only insofar to an amount of working interest equal to the percentage that Alamo is participating in this program.

Section 23. POWER OF ATTORNEY

    Each Participant irrevocably makes, constitutes and appoints the Operator, with full power of substitution and re-substitution, his true and lawful attorney-in-fact for him and in his name, place and stead and for his use and benefit, to sign, execute, certify, acknowiedge, and file any governmental filings deemed appropriate by the Operator in its sole and exclusive discretion, and to sign, execute, certify, acknowledge, file and record all instruments amending and/or renewing any such governmental filings that the Operator in its sole and exclusive discretion deems appropriate, as well as, without limitation, agreements or other instruments or documents:

(a) To evidence the exercise by the Operator of any of the powers granted to it under this Agreement or the Subscription and Customer Agreement as may be required by law or appropriate to the conduct of Operations on the Well;

(b) To evidence any amendment duly made to the Operating Agreement, or any amendment to or renewal of any governmental filings;

(c) To evidence the cancellation or termination of the Lease or contractual working interest in accordance with its terms; and

(d) Which may be required of the Working Interest owners by the laws of the State of Kentucky or any other jurisdiction or governmental agency.

    The undersigned further authorizes the Operator to take any further action which the Operator shall consider necessary or advisable in its sole and exclusive discretion in connection with any of the foregoing and hereby gives the Operator full power and authority to do and perform each and every act, or action whatsoever requisite or advisable to be done in its sole and exclusive discretion in and about the foregoing as fully as such person might or could do if personally present, and hereby ratifies and confirms all that the Operator shall lawfully do or cause to be done by virtue hereof.

   The power of attorney is an irrevocable special power of attorney coupled with an interest in the Well which may be exercised by the Operator by listing all of the Participants, including the undersigned, executing any agreement, certificate, instruction or documents with the single signature of the Operator or by one of its duly authorized agents acting as attorney-in-fact for all of them. The power of attorney shall survive any event or transaction, including without limitation the death, incompetency, insanity, merger, consolidation, bankruptcy, receivership or dissolution of any Participant.

    The power of attorney hereby granted to the Operator may be exercised: (1) by the Operator acting alone for each Participant, including the undersigned; (2) by a facsimile signature of the Operator or by one of its duly authorized agents; or (3) by listing all of the Participants, including the undersigned, executing any instrument with a signature of the Operator, or one of its duly authorized agents acting as its attorney-in-fact.

Signature Page Follows

    This Agreement may be signed in counterpart, and shall be binding upon the parties and upon their heirs, successors, representatives and assigns. This Agreement shall bind each Participant when signed by that Participant, whether or not it is or subsequently becomes binding on any other Participant.

BOARDMAN ENERGY PARTNERS, LLC
OPERATOR:
	By:	/s/ Timothy A. Beardman
	By:	Timothy A. Beardman, Managing Parnter

	Address:	13581 Ponds Springs Road Suite 104 Austin, Texas 75024 Email: tim@benergypartners.com

PARTICIPANT:	ALAMO ENERGY CORPORATION

/s/ Allan Millmaker
Allan Millmaker - CEO

Number of Units Purchased: Eight (8)

/s/ Curtis L. Menchava
Curits L. Menchava
Printed Name

ACCOUNTING PROCEDURE

ARTICLE 1.
DEFINITIONS

"Property" shall mean the real and personal property subject to the Operating Agreement (the "Agreement").

"Operations" shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Property,

"Operator" shall mean the party designated to conduct the Operations. "Non-Operator" shall mean the party to the Agreement other than the Operator.

"Material" shall mean personal property, equipment or supplies, acquired or held for use on the Property.

"Controllable Material" shall be material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies of North America.

ARTICLE 2.
DIRECT CHARGES

Operator shall charge the Non-Operator with the following items:

A. Rentals and Royalties. Lease rentals and royalties paid by Operator for Operations on behalf of the Participant.

B. Labor.

1. Salaries and wages of Operator's employees directly employed on the Property in the conduct of Operations.

2. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's labor cost of salaries and wages chargeable to the Non-Operator under Section B., Subsection 1. of this Article 2.

3. Reasonable personal expenses of those employees whose salaries and wages are chargeable to the Non-Operator under Section S., Subsection 1. of this Article 2. and for which expenses the employees are reimbursed under Operator's usual practice.

C. Material. Material purchased or furnished by Operator for use on the Property as provided under Article 4. So far as it is reasonably practical and consistent with efficient and economical operation, only such Material shall be purchased for or transferred to the Property as may be required for immediate use; and the accumulation of surplus shall be avoided, unless consented to by the Non-Operator.

D. Transportation. Transportation of employees and Material necessary for Operations but subject to the following limitations:

1. If Material is moved to the Property from the Operator's warehouse or other properties, no charge shall be made to the Non-Operator for a distance greater than the distance from the nearest reliable supply store, recognized barge terminal, or railway receiving point where like material is normally available, unless agreed to by Operator and Non-Operator.

2. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the NonOperator for a distance greater than the distance to the nearest reliable supply store, recognized barge terminal, or railway receiving point unless agreed to by Operator and Non-Operator.

3. In the application of Subsections a. and b. above, there shall be no equalization of actual gross trucking costs of $100.00 or less.

E. Services.

1. The cost of contract services, professional consultant services and utilities procured from outside sources.

2. Use and service of equipment and facilities furnished by Operator as provided In Section E. of Article 4.

F. Damages and Losses of Property. All costs or expenses necessary for the repair or replacement of Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause, except to the extent that the damage or loss could have been avoided through the exercise of reasonable diligence on the part of Operator. Operator shall furnish Non·Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

G. Taxes. All taxes of every kind and nature assessed or levied upon or in connection with the Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Non-Operator.

H. Insurance. Net Premiums paid for insurance on the Property for the protection of the Operator and Non-Operator. In the event Operations are conducted in a state in which Operator may act as self-insurer for Workmen's Compensation and/or Employees Liability under the respective state's laws, Operator may, at its election, include the risk under its self-insurance program and in that event, Operator shall include a charge representing the fair and reasonable cost of self-insurance, which charge shall in no event exceed the normal rates as prescribed by the State where the services are performed.

I. Other Expenditures. Any other expenditure not covered or dealt with in the foregoing provisions of this Article 2. or in Article 3., and which is incurred by Operator for the necessary and proper conduct of Operations.

ARTICLE 3.
INDIRECT CHARGES

    Each party who is designated as a Non-Operator pursuant to the terms of the Operating Agreement shall be charged the sum of $12.00 per month per unit to defray certain costs associated with revenue distributions and
Investor reporting, including postage and materials. Further, the Non-Operators, as a group, shall collectively be charged the sum of $2,550 per month for reimbursement to the Operator of non-accountable administrative overhead associated with operations. The specific rates provided for in this Article 3. may be amended from time to time by mutual agreement between the Parties hereto if, in practice, the rate is found to be insufficient or excessive. In addition, the rate herein provided shall be adjusted annually, at each January 1 thereafter. The rate shall, at the option of Operator, be adjusted annually by a fraction, the numerator of which shall be the price of All Items in the Consumer Price Index published by the Bureau of labor Statistics from the month of Oecember next preceding the Adjustment Date, and the denominator of which shall be the price of All Items in such Index for December of the preceding year. Adjustments shall be made from time to time to reflect changes in the base year of such Index.

ARTICLE 4.
BASIS OF CHARGES TO NON-OPERATOR

    Subject to the further provisions of this Article 4., Operator will procure all material and services for the Property. At the Operator's option, the Non-Operator may supply Material or services for the Property.

A. Purchases. Material purchased and service procured shall be charged at the price paid by Operator after deduction of all discounts actually received.

B. Material Furnished from Operators Warehouse or Other Properties.

1. New Material (Condition "A")

a. New Material shall be priced at the current placement cost effective at date of transfer from a reliable supply store nearest the Property where such Material is normally available if the movement is less than 30,000 pounds.

b. When the Operator has equalized actual handling costs as provided for in Section D. of Article 2., Operator is permitted to include fifty cents ($.50) per hundred weight on ail tubular goods furnished from his stock in lieu of loading and unloading costs sustained.

c. Other Materiai shall be priced at the current replacement cost of the same kind of Material, effective at date of movement and f.o.b. the supply store or railway receiving point nearest the Property where Material of the same kind is normally available.

d. The Non-Operator shall not be credited with cash discounts applicable to prices provided for in this Section B.

2. Used Material (Condition "B" and "C").

a. Material in sound and serviceable condition and suitable for reuse without reconditioning, shall be classified as Condition "B" and priced at sixty-five percent (65%) of the current price of new Material.

b. Material which is not suitable for its original function until after reconditioning shall be furnished to the Non-Operator under one of the two methods defined below:

(1) Classified as Condition "B" and priced at sixty-five percent (65%) of the current price of new Material. The cost of reconditioning shall be absorbed by the Operator of the transferring property.

(2) Classified as Condition "C" and priced at thirty-five percent (35%) of current price of new material. The cost of reconditioning shall also be charged to the receiving property, provided Condition "c" value, plus cost of reconditioning does not exceed Condition "B" value.

c. Obsolete Material or Material which cannot be classified as Condition "B" or Condition "C" shall be priced at a value commensurate with its use. Material no longer suitable for its original purpose but usable for some other purpose, shall be priced on a basis comparable with that of items normally used for such other purpose.

d. Material involving erection costs shall be charged at applicable percentage of the current knock-down price of new Material.

C. Premium Prices. Whenever Material is not readily obtainable at prices specified in Sections A. and B. of this Article 4. because of national emergencies, strikes, or other unusual causes over which the Operator has no control, the
Operator may charge the Non-Operator for the required Material, at the Operator's actual cost incurred plus 20% profit and contingency in procuring such Materials, in making it suitable for use, and in moving it to the Property.

D. Warranty of Material Furnished by Operator. Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Non-Operator until adjustment has been received by Operator from the manufacturers or their agents.

E. Equipment and Facilities Furnished bv Operator.

1. Operator shall charge the Non-Operator for use of equipment and facilities at rates commensurate with cost of ownership and operation. Such rates shall include cost of maintenance, repairs, other operating expenses, insurance, taxes, depreciation and interest on investment not to exceed ten percent (12%) per annum, provided such rates shall not exceed those currently prevailing in the immediate area within which the Property is located. In lieu of rates based on costs of ownership and operation of equipment, other than automotive, Operator may elect to use commercial rates prevailing in the area of the Property less five percent (5%); rates for automotive equipment as published by the Petroleum Motor Transport Association may be used. Rates for laboratory services shall not exceed those currently prevailing if performed by outside service laboratories. Rates for trucks, tractors, and well service units may include wages and expenses of Operator.

2. Rates shall be revised and adjusted by the Operator from time to time when found by the Operator to be either excessive or insufficient.

ARTICLE 5.
DISPOSAL OF MATERIAL

Operator shall dispose of surplus Material either by transfer or sale from Property.

A. Material Purchased by the Operator. Material purchased by the Operator shall be credited by the Operator to the Non-Operator for the month in which the Material is removed by the purchaser.

B. Division in Kind. Division of Material in kind, if made between Operator and Non-Operator, shall be in proportion to the respective interests in such Material. The parties will thereupon be charged individually with the value of the Material received or receivable. Proper credits shall be made by the Operator to the Non-Operator.

C. Sales to Outsiders. Sales to outsiders of Material from the Property shall be credited by Operator to the Non-Operator at the net amount collected by Operator from vendee. Any claim by vendee related to such sale shall be charged back to the Non-Operator if and when paid by Operator.

ARTICLE 6.
BASIS OF PRICING MATERIAL
TRANSFERRED FROM NON-OPERATOR

Material purchased by either the Operator or the Non-Operator or division in kind, unless agreed to by the Operator and the Non-Operator, shall be priced on the following basis:

A. New Price Defined. New Price as used in this Article 6 shall be the price specified for New Material in Article 4.

B. New Material. New Material (Condition "A"), being New Material procured for the Property but never used, at one hundred percent (100%) of current New Price (plus sales tax if any).

C. Good Used Material. Good Used Mater'lal (Condition "B"), being Used Material in sound and serviceable condition, suitable for reuse without reconditioning:

1. At seventy-five percent (75%) of current New Price if Material was charged to the Non-Operator as new; or

2. At sixty-five percent (65%) of current New Price if Material was originally charged to the Non-Operator as secondhand at seventy-five percent (75%) of New Price.

D. Other Used Material. Used Material (Condition "C"), at thirty-five percent (35%) of current New Price, being used
Material which:

1. Is not in sound and serviceable condition but suitable for reuse after reconditioning; or

2. Is serviceable for original function but not suitable for reconditioning.

E. Bad-Order Material. Material no longer suitable for its original purpose without excessive repair cost but usable for some other purpose at a price comparable with that of items used for such other purpose.

F. Junk Material. Junk Material being obsolete and scrap Material, at prevailing prices.

G. Temporarily Used Material. When the use of Material is temporary and its service to the Property does not justify the reduction in price as provided for in Section c., Subsection 2. of this Article 6., such Material shall be priced on a basis that will leave a net charge to the Non-Operator consistent with the value of the service rendered.

ARTICLE 7.
INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

A. Periodic Inventories, Notice and Representation. At reasonable intervals, inventories shall be taken by Operator of Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30)
days before any inventory is to begin sO that Non-Operator may be represented when any inventory is taken. Failure of Non-Operator to be represented at any inventory shall bind Non-Operator to accept the inventory taken by Operator.

B. Reconciliation and Adjustment of Inventories. Reconciliation of inventory with the Non-Operator shall be made, and a list of overages and shortages shall be furnished to the Non-Operator. Inventory adjustments shall be made by Operator with the Non-Operator for overage and shortages, but Operator shall be held accountable to NonOperator only for shortages due to lack of reasonable diligence.

C. Special Inventories. Special inventories may be taken whenever there is any sale or change of interest in the Property.

D. Expense of Conducting Periodic Inventories. The expense of conducting periodic inventories shall not be charged to the Non-Operator unless agreed to by Operator and Non-Operator.

[The remainder of this page has been intentionally left blank.]

INSURANCE AND INDEMNITY

At all times while operations are conducted under this Agreement, Operator shall maintain for the benefit of all parties hereto, insurance of the types and in the maximum amounts as set forth below. Premiums for such insurance shall be charged to the Joint Account. Non-operating working interest owners shall be named as additional insured's on the liability insurance policies, but only with respect to the performance of all work hereunder.

All such insurance shall be carried in an acceptable company or companies; shall be maintained in full force and effect during the terms of this Agreement; and shall not be canceled, altered or amended without 30 days prior written notice. If so required, Operator agrees to have its insurance carrier furnish certificates of insurance evidencing such insurance coverage's.

Operator and non-operating working interest owners to agree to mutually waive subrogation in favor of each other on all insurance carried by each party and/or to obtain such waiver from the insurance carrier if so required by the insurance contract. If such a waiver is not obtained, the party failing to do so shall indemnify the other party for any claim by an insurance carrier arising out of subrogation.

Non-operating working interest owners, by their execution of the Operating Agreement, agree that the limits and coverage set forth below are adequate and shall hold Operator harmless if any claim exceeds such limit or is not covered by such polky. Such coverage's and limits may change or be unavailable from time to time and Operator does not guarantee their continuance but will use best effort to provide such coverage's and limits at reasonable costs.

The coverage's to be maintained are as follows (These are descriptive terms only and exact coverage can be found only in the policy):

a. Workers' Compensation insurance in full compliance with all applicable state and federal laws and regulations;

b. Employer's Liabiiity insurance having limits of $500,000 per accident covering injury or death to any employee who may be outside the scope of the Workers' Compensation statute of the state in which the work is performed;

c. Commercial General liability insurance with combined single limits per occurrence/general aggregate of $1,000,000 for Bodily injury and Property Damage, including Property Damage by Blowout and Cratering, Completed Operations, and Broad Form Contractual liability as respects any written contract into which the Operator may enter under the terms of this Agreement;

d. Automobile liability insurance covering owned, non-owned and hired automobiles with limits for Bodily Injury and Property Damage of $1,000,000;

e. Umbrella Liability insurance with limits of $1,000,000; and

f. Operators Extra Expense insurance covering the costs of controlling a Blowout, the expenses involved in redrilling the Well, certain other related costs and Seepage and Pollution Liability, in the amount of at least $1,000,000 per occurrence during the drilling and completion phases and $1,000,000 per occurrence after a well is producing (Non-operating working interest owners not Wishing to be covered under this policy must notify operator prior to spud date, and by such refusal of coverage each non-operating working interest owner agrees to be responsible for his proportionate share of such loss, anything in this Agreement to the contrary notwithstanding).